UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT No. 1

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 18, 2011

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

CPI Corp. (the “Company”) is filing this amendment (this “Amendment”) to its Form 8−K, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2011 (the “Original Form 8−K”), for the sole purpose of re-filing the Executive Chairman’s Agreement (the “Agreement”) dated March 18, 2011, between the Company and David M. Meyer regarding his compensation as Executive Chairman of the Company’s Board of Directors (the “Board”).

The Company has requested confidential treatment from the SEC for portions of the Agreement filed with the Original Form 8−K, and the revised Agreement filed herewith reflects comments received from the SEC on the Company’s confidential treatment request. The revised Agreement now includes Schedule A with certain sections redacted as specified therein.  Except for the Agreement filed hereto as Exhibit 10.52, no other changes have been made to the Original Form 8−K in this Amendment. This Amendment speaks as of the original filing date of the Original Form 8−K, does not reflect events that may have occurred after the original filing date and does not modify or update in any way disclosures made in the Original Form 8−K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    The following summary of the Agreement with Mr. Meyer is repeated from the Original Form 8-K and is qualified by reference in its entirety to the Agreement which is filed as Exhibit 10.52 hereto and incorporated by reference into this Item 5.02.

    On March 18, 2011, the Board re-appointed David Meyer as Executive Chairman.  In conjunction with this re-appointment, the Company entered into the Agreement with David M. Meyer regarding his compensation as Executive Chairman of the Board.

    The Agreement is effective March 18, 2011, and will continue for a term expiring on the last day of fiscal year 2011.  During the term of the Agreement, Mr. Meyer will oversee and supervise executive management of the Company relating to certain strategic goals as outlined in the Agreement.

    In consideration of the Agreement, and provided that Mr. Meyer remains Executive Chairman of the Board at all times during the term of the Agreement, Mr. Meyer will be eligible to receive a quarterly retainer of $75,000, payable on the first day of each quarter of the Company’s fiscal year during the term of the Agreement, beginning with the first fiscal quarter of fiscal year 2011.  Mr. Meyer is also eligible to receive a performance bonus for fiscal year 2011 based on certain Consolidated Adjusted EBITDA targets.  The performance bonus, if any, is awarded and payable 50% in cash and 50% in shares of the Company’s common stock.  Any such shares awarded to Mr. Meyer with respect to the performance bonus will be fully vested as of the date of such award.  In addition to the performance bonus, Mr. Meyer is also eligible to receive, at the sole discretion of the Board, a discretionary bonus of up to $100,000, payable in the form of shares of the Company’s common stock, for fiscal year 2011.

    Mr. Meyer received 10,283 shares of restricted stock on March 23, 2011, subject to the terms, conditions and restrictions set out in the Company’s Omnibus Incentive Plan and in a Restricted Stock Award Agreement.  The restricted shares vest in four equal annual installments of 25% beginning on the last day of fiscal year 2011, or earlier upon certain acceleration events.

    The Agreement supersedes any and all prior agreements or understandings related to the subject matter hereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.52
Letter dated March 18, 2011, confirming agreement between the Company and David M. Meyer regarding compensation as Executive Chairman of the Board of Directors of the Company during the fiscal year ended February 4, 2012 (portions of this exhibit are omitted and have been filed separately with the SEC pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/Dale Heins
Dale Heins Executive Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)

September 1, 2011